LINCOLN NATIONAL CORPORATION
                                   EXECUTIVES'
                    EXCESS COMPENSATION PENSION BENEFIT PLAN









                   As Adopted Effective as of January 1, 1989

                          LINCOLN NATIONAL CORPORATION



                                 By:_________________________________________
                                 Ian M. Rolland
                                 Its Chairman and Chief Executive Officer

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                          LINCOLN NATIONAL CORPORATION
               EMPLOYEES' EXCESS COMPENSATION PENSION BENEFIT PLAN


                                    Section 1
                                     General

1.1 Effective as of January 1, 1989, Lincoln National Corporation, an Indiana Corporation (the "Company") has established the Lincoln National Corporation Corporation Employees' Excess Compensation Benefit Plan (the "Plan").

1.2 This Plan is for the a select group of highly compensated and management personnel who are participants in the Lincoln National Corporation Employees' Retirement Plan, which plan is maintained for employees of Lincoln National Corporation and its affiliates who retire, or have retired, under the said plan and the beneficiaries of such participants.

1.3 The Company and any of its affiliates which with the written consent of the Chief Executive Officer of the Company adopt the Plan are referred to below collectively as the "Employers" and individually as an "Employer".

1.4 This Plan is completely separate from the Lincoln National Corporation Employees' Retirement Plan and is not funded or qualified for special tax treatment under the Internal Revenue Code.

1.5 The purpose of the Plan is to restore retirement benefit payments to those participants, and the beneficiaries of such participants, who retire or have retired under the Lincoln National Corporation Employees' Retirement Plan and whose retirement benefits are limited by section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

1.6 Any action required or permitted to be taken by any Employer under the Plan shall be by resolution of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors.


                                    Section 2
                                   Eligibility

2.1 Any participant in the Lincoln National Corporation Employees' Retirement Plan who retires or has retired under said plan, or such participant's beneficiary, shall be entitled to a benefit, payable hereunder in accordance with section three of this Plan, equal to the excess, if any, of

         (A) The amount of such participant's or surviving beneficiary's annual benefit under the Lincoln National Corporation Employees' Retirement Plan computed under the provisions of the said plan, without regard to the above-mentioned limitations of section 401(a)(17) of the Internal Revenue Code

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                                      over

         (B) The sum of (i) the amount of such participant's or surviving beneficiary's annual benefit actually payable for each year under the Lincoln National Corporation Employees' Retirement Plan, computed under the provisions of the said retirement plan and subject to the above-mentioned limitations of section 401(a)(17) of the Internal Revenue Code, and (ii) the amount of such participant's's or surviving beneficiary's annual benefit actually payable for each year under the Lincoln National Corporation Employee's Supplemental Pension Benefit Plan.

In the event of a change of control of Lincoln National Corporation, as defined for purposes of the Lincoln National Corporation Executives' Severance Benefit Plan (as in effect immediately prior to such change of control), hereinafter referred to as "the Severance Benefit Plan," any participant in the Lincoln National Corporation Employees' Retirement Plan, hereinafter "the Retirement Plan," who terminates employment with a nonforfeitable right to benefits under the Retirement Plan within two years after such change of control shall be deemed to have retired under the Plan.

2.2 The benefits payable under the Plan shall be payable to a participant and the participant's beneficiary in the same manner and subject to all the same options, conditions, privileges and restrictions as are applicable to the benefits payable to a participant or to the beneficiary of a participant under the Lincoln National Corporation Employees' Retirement Plan.

2.3 The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right to or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.


                                    Section 3
                                    Benefits

3.1 The benefits under this Plan shall become payable when a participant retires and begins to receive payments or to a retired participant or beneficiary receiving payments under the Lincoln National Corporation Employees' Retirement Plan, and shall be payable in the same manner and at the same time as the participant's or beneficiary's benefits under the said retirement plan are paid.

3.2 In the event that a person entitled to benefits under the Plan is declared incompetent and a conservator or other person legally charged with the care of this person or of his estate is appointed, any benefits to which such person is entitled under the Plan shall be paid to such conservator or other person legally charged with the care of this person or of his estate.

3.3 The benefits payable to any Participant under the Plan may not be voluntarily or involuntarily assigned or alienated.

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                                    Section 4
                            Amendment or Termination

4.1 Lincoln National Corporation may amend or terminate this Plan at any time, but such amendment or termination shall not adversely affect the rights of any participant or beneficiary then receiving benefits, or the beneficiary of any participant then receiving benefits under this Plan. In the event of a change of control of Lincoln National Corporation, as defined in the Severance Benefit Plan (as in effect immediately prior to such change of control), no amendment or termination of this Plan shall adversely affect the right of any participant to the benefits accrued to the participant or to payment of such benefits under the terms of this Plan as in effect immediately prior to such change of control.


                                    Section 5
                       Employee's Rights or Title to Funds

5.1 The Plan is deemed to be an unfunded plan and no Employer has any obligation to set aside, earmark, or entrust any fund, policy, or money with which to pay any obligations under the Plan.

5.2 The amount of any benefit payable under the Plan with respect to any Participant shall be paid from the general revenues of the Employer that last employed that Participant.

5.3 Any participant or beneficiary shall be and remain a general creditor of an Employer with respect to any promises to pay under the Plan in the same manner as any other creditor who has a general claim for an unpaid liability.